EXHIBIT 10.14

Non-Plan Option Agreement dated as of October 9, 2002 between the Company and Vince Gennaro

TURBOCHEF TECHNOLOGIES, INC.

NON-INCENTIVE STOCK OPTION AGREEMENT

This NON-INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into effective as of the 9th day of October 2002 by and between TurboChef Technologies, Inc. (the “Company”), and Vincent A. Gennaro, an employee of the Company, or a subsidiary of the Company (the “Employee”).

WHEREAS, the Company desires to grant the Employee an option to purchase shares of its restricted $0.01 par value common stock (“Common Stock”).

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties agree as follows:

1.	Grant of Option. Subject to the terms contained herein, the Company hereby grants to the Employee on the date set forth above the right and option (herein called the “Option”), to purchase all or any part of 1,475,000 shares of Common Stock (the “Shares”). The Option shall be a “non-incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Purchase Price. Subject to adjustment as provided in Section 7, the purchase price for the shares of Common Stock covered by the Option shall be $0.54 per share, which price is no less than the par value and not less than the fair market value of each Share as of the date of the grant.

3.	Exercise of Option; Termination of Option.

a)	The Option shall become exercisable on April 9, 2003 as to one-sixth of the shares, October 9, 2003 as to two-sixths of the shares, April 9, 2004 as to three-sixths of the shares, October 9, 2004 as to four-sixths of the shares April 9, 2005 as to five-sixths of the shares, October 9, 2005 as to all of the Shares.

b)	The Option shall expire at the close of business on October 9, 2012, (the “Option Period”), but shall be subject to earlier termination as provided herein.

c)	In the event the Employee is terminated by the Company for “cause” (as determined by the Board of Directors of the Company or as defined in any employment agreement between the Employee and the Company) the Employee’s right to exercise any unexercised portion of this Option shall cease forthwith, and this Option shall thereupon terminate. “Cause” shall mean, as determined by the Board, in its sole discretion exercised in a nondiscriminatory manner, (i) the continued failure of the Employee to substantially perform his/her duties to the Company, (ii) the engaging by the Employee in willful, reckless or grossly negligent misconduct which is determined by the Board to be materially injurious to the Corporation or any of its affiliates, monetarily or otherwise, or (iii) the Employee’s pleading guilty to or conviction of a felony.

d)	If the Employee’s employment with the Company is terminated for any reason than “cause” then the vested portion of the Option shall expire no more than 5 years following the termination of the Employee from the Company (“Extended Exercise Period”) and the unvested portion of the Option shall immediately expire upon the Employee’s termination date. The portion of the Option which had been vested up through and including the Employee’s termination date shall remain exercisable up through the Option Period or according to the Extended Exercise Period, as determined below, whichever is shorter:

Period of Employment	Extended Exercise Period
Less than 1 year	Up to 90 days from the Employee’s termination date
1 – 2 years	Up to 1 year from the Employee’s termination date
2 – 3 years	Up to 2 years from the Employee’s termination date
3 – 4 years	Up to 3 years from the Employee’s termination date
4 – 5 years	Up to 4 years from the Employee’s termination date
5 or more years	Up to 5 years from the Employee’s termination date

4.	Non-transferability of Option. The option shall not be assignable or transferable by the Employee, except by will or by the laws of descent and distribution. During the life of the Employee, the Option shall be exercisable only by the Employee.

5.	Exercise of Option Upon the Death of the Employee. In the event that the Employee, while still employed by the Company, shall die within the Option Period, the Option may be exercised to the extent and as herein provided, but only prior to the first to occur of: (a) the expiration of the period of one year after the date of the Employee’s death, or (b) the expiration of the Option Period, by the person or persons entitled to do so under the Employee’s will, or, if the Employee shall fail to make testamentary disposition of said Option or shall die intestate, by the Employee’s legal representative or representatives.

6.	Method of Exercising Option.

a)	Not less than 15 nor more than 30 calendar days prior to the date upon which all or any portion of the Option is to be exercised, the person entitled to exercise the Option shall deliver to the Company written notice of his election to exercise all or a part of the Option, which notice shall specify the date for the exercise of the Option and the number of Shares in respect of which the Option is to be exercised. The option price of the Shares to be purchased pursuant to the Option shall be paid in full in cash or by delivery (i.e. surrender) of shares of Common Stock then owned by the Employee, at the time of the exercise of the Option. Shares of Common Stock so delivered will be valued in accordance with the Option Plan on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, or as otherwise determined by the Committee pursuant to the Option Plan; provided, however, that if the Option is at the time of any exercise then exercisable as to 100 or more Shares, then the Option may not be exercised at such time for less than 100 Shares and, if the Option is at the time of any exercise then exercisable for less than 100 Shares, then the Option must be exercised as to all such shares which are then exercisable. If the Option is exercised in accordance with the provisions of the Option Plan and this Agreement, the Company shall deliver to such person certificates representing the number of Shares or other securities in respect of which the Option is being exercised, which Shares or other securities shall be registered in his name.

b)	The Option is not exercisable after the expiration of ten years from the date of the grant.

7.	Adjustment of Number of Shares. In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to the Option granted hereunder shall be adjusted by adding to each of such shares the number of shares of Common Stock which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common stock subject to the Option, the number and kind of shares of stock or other securities into which each outstanding share of Common stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Board of Directors such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other equitable adjustment to the Option, which adjustment shall be determined by the Board of Directors in its sole discretion. In the event that there shall be any change, other than as specified above in this Section 7 or in the Option Plan, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Board of Directors shall determine that such change equitably requires an adjustment in the number or kind of shares then subject to the Option, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Option Plan and Agreement. Notwithstanding the foregoing, if any adjustment in the number of shares which may be issued and sold pursuant to options granted under the Option Plan is required by the Code or regulations issued pursuant thereto to be approved by the stockholders of the Company in order to enable the Company to issue Non-Incentive Stock Options pursuant to the Option Plan, then no such adjustment shall be made without the approval of such stockholders. In the case of any such substitution or adjustment as provided for in this Section, the option price in this Agreement for each share of Common Stock covered hereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this Section 7 or Section 9 of the Option Plan. No adjustment or substitution provided for in this Section 7 or Section 9 of the Option Plan shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to this Agreement shall be limited accordingly. Notwithstanding the foregoing, if the effect of the adjustments or substitution is to cause the Option to fail to continue to qualify as an Non-Incentive Stock Option or to cause a modification, extension or renewal of such Option within the meaning of Section 424 of the Code, the Board of Directors shall use reasonable efforts to effect such other adjustment to the Option as the Board of Directors, in its sole discretion, shall deem equitable.

8.	Change of Control. Notwithstanding any provision of this Plan or any provision in any stock option agreement to the contrary, all unexpired Options will become immediately exercisable in full upon and simultaneously with the occurrence of any of the following events:

a) The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of then-outstanding securities entitled to vote generally in the election of directors of the Company (the “Voting Stock”), immediately prior to such transaction;

b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer; or

c) Any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than Jeffrey B. Bogatin or his heirs or legal representatives, becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the Voting Stock of the Company; provided, however, that an event pursuant to the provisions of this Section 10(c) shall not be deemed to have occurred solely because (i) the Company, (ii) a Subsidiary of the Company, or (iii) any employee stock ownership plan or any other employee benefit plan of the Company or any of its Subsidiaries becomes the beneficial owner of securities of the Company.

9.	Securities Law Matters and Transfer of Shares.

a)	The Employee represents and warrants that he is acquiring this Option and, in the event this Option is exercised, the shares of Common Stock covered thereby (the “Shares”), for investment, for his own account and not with a view to the distribution thereof, and that he has no present intention of disposing of this Option or the Shares of any interest therein or sharing ownership thereof with any other person or entity.

b)	The Employee agrees that at the time of any exercise of the Option, he will furnish to the Company upon request evidence, satisfactory to the Company, that the exercise of the Option does not violate any provision of the Securities Act of 1993, as amended (the “Act”), nor any applicable state securities laws.

c)	Any person acquiring Shares pursuant to bequest or inheritance shall, as a condition of acquiring the same, execute a document satisfactory to the Company agreeing to be bound by all of the restrictions of this Agreement to the full extent that such restrictions would have applied to the Employee.

d)	The Employee agrees that regardless of compliance with the other provisions of this Section 8, he will not at any time offer, sell, hypothecate, or otherwise transfer any of the Shares unless either:

i)	A registration statement covering the Shares which are to be so offered (and their sale by the transferor thereof) has been filed with the Securities and Exchange Commission pursuant to the Act and such sale, transfer or other disposition is accompanied by a prospectus relating to a registration statement which is in effect under the Act covering the Shares which are to be sold, transferred or otherwise disposed of and meeting the requirements of Section 10 of the Act; or

ii)	Counsel satisfactory to the Company renders an opinion in writing and addressed to the Company, satisfactory in form and substance to the Company and its counsel, that in the opinion of such counsel such proposed sale, offer, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition.

e)	The Employee acknowledges that (A) the Shares and the Option constitute “securities” under the Act and /or the Securities Exchange Act of 1934, as amended, and/or the Rules and Regulations promulgated under said Acts; (B) the Shares may be required to be held indefinitely unless subsequently registered under the Act for sale by the transferee or an exemption from such registration is available; and (C) the Company is not under any obligation with respect to the registration of the Shares.

f)	The certificate or certificates representing the Shares may have an appropriate legend referring to the restrictions upon transfers set forth herein.

g)	The Employee is advised that he or his legal representative, as the case may be, may be required to make an appropriate representation at the time of any exercise of this Option in form and substance similar to the representations contained herein, relating to the Shares of Common Stock then being purchased.

10.	Rights as a Stockholder. The Employee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to the Employee for such shares.

11.	No Guarantee of Employment. Nothing in this Plan will in any manner be construed to limit in any way the right of the Company or a Subsidiary to terminate any Grantee’s employment at any time, without regard to the effect of such termination on any rights such Grantee would otherwise have under this Plan, or give any right to such Grantee to remain employed by the Company or a Subsidiary in any particular position or at any particular rate of compensation.

12.	Retirement. Notwithstanding any provision of this Plan or any provision in any stock option agreement to the contrary, all unexpired Options granted to any Grantee who is an employee of the Company or any of its Subsidiaries will become immediately exercisable in full upon the “retirement” of such Grantee; provided, that, such Grantee shall have been employed by the Company or any of its Subsidiaries for a period of at least two consecutive years prior to the date of such retirement. For purposes of this Plan, the term “retirement” shall mean (i) the voluntary termination of employment with the Company and/or any of its Subsidiaries by a Grantee on or after the date such Grantee becomes 62 years old, or (ii) the mandatory retirement from the Company and/or any of its Subsidiaries with respect to a Grantee pursuant to the Company’s then existing employment policy.

This shares underlying this option grant as of the date of the grant are unregistered shares, and therefore subject to certain restrictions. The following restrictive legend will appear upon any shares issued pursuant to this option grant.

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (collectively, the “Acts”). Neither the shares nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement with respect to the shares under all of the applicable Acts, or an opinion of counsel satisfactory to TurboChef Technologies, Inc. to the effect that such registrations are not required.

If, in the future, the Company registeres the shares associated with this option grant, the Company will notify the Employee at the last reported address.

IN WITNESS WHEREOF the parties hereto have executed this Non-Incentive Stock Option Agreement as of the day and year first above written.

TURBOCHEF TECHNOLOGIES, INC.

/s/ John C. Shortley
John C. Shortley Treasurer & Secretary

The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the date of grant.

EMPLOYEE

/s/ Vincent A. Gennaro
Vincent A. Gennaro